Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (Registration no. 333-208785) of Perion Network Ltd. of our report dated September 21, 2015 relating to the financial statements of Interactive Holding Corp., which appears in Perion Network Ltd.’s Report on Form 6-K dated December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP New York, New York
March 28, 2016